Humana Inc.				As of May 2, 2011
Membership Detail - Restated for New Segments
In thousands

	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011
Medical Membership:
Retail
Medicare Advantage	1,446.1	1,462.9	1,462.2	1,460.7	1,594.8
Medicare stand-alone PDPs	1,733.7	1,708.0	1,688.2	1,670.3	2,353.1
Medicare Supplement	33.7	35.6	37.8	38.9	49.9
Individual	370.5	371.5	374.9	372.3	382.9
Total Retail	3,584.0	3,578.0	3,563.1	3,542.2	4,380.7

Employer Group
Medicare Advantage	267.2	269.5	274.2	273.1	280.7
Medicare Advantage ASO	29.0	28.7	28.4	28.2	27.9
Medicare stand-alone PDPs	2.4	2.4	2.4	2.4	4.1
Fully-insured medical	1,338.8	1,295.4	1,257.9	1,252.2	1,178.5
ASO	1,588.5	1,582.6	1,460.3	1,453.6	1,319.3
Total Employer Group	3,225.9	3,178.6	3,023.2	3,009.5	2,810.5

Other Businesses
Military Services	3,031.4	3,030.7	3,031.1	3,027.8	3,012.9
Medicaid and other (a)	448.9	453.7	457.1	621.0	619.3
LI-NET	181.0	83.0	95.0	86.1	98.5
Total Other Businesses	3,661.3	3,567.4	3,583.2	3,734.9	3,730.7

Total Medical Membership	10,471.2	10,324.0	10,169.5	10,286.6	10,921.9

Specialty Membership:
Retail
Dental - fully-insured	296.0	326.7	363.6	383.9	444.4
Vision	39.3	44.8	49.2	51.7	61.2
Other supplemental benefits (b)	63.4	68.9	74.2	74.4	84.9
Total Retail	398.7	440.4	487.0	510.0	590.5

Employer Group
Dental - fully-insured	2,360.3	2,350.8	2,242.2	2,254.5	2,252.5
Dental - ASO	1,213.9	1,211.6	1,236.5	1,242.3	1,229.8
Vision	2,400.2	2,397.3	2,159.2	2,134.7	2,194.1
Other supplemental benefits (b)	814.5	847.2	864.8	886.0	960.4
Total Employer Group	6,788.9	6,806.9	6,502.7	6,517.5	6,636.8

Total Specialty Membership	7,187.6	7,247.3	6,989.7	7,027.5	7,227.3

(a) - Approximately 50K members, previously lised as Specialty membership, are now listed under Medicaid and other.
(b) - Other supplemental benefits include life, disability, and fixed benefit products including cancer and critical illness policies.